AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2011

                                                     REGISTRATION NO. 333-170567

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 6
                                       TO
                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 IMAGING3, INC.
                       (NAME OF REGISTRANT IN ITS CHARTER)

                 CALIFORNIA                              95-4451059
       ------------------------------        ----------------------------------
      (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
       Incorporation or Organization)

                3200 W. Valhalla Drive, Burbank, California 91505
                            Telephone: (818) 260-0930
        ----------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                                   Dean Janes
                             Chief Executive Officer
                             3200 W. Valhalla Drive
                            Burbank, California 91505
                            Telephone: (818) 260-0930
        ----------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                            Mark J. Richardson, Esq.
                             Richardson & Associates
                     1453 Third Street Promenade, Suite 315
                         Santa Monica, California 90401

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   [   ]       Accelerated filer                   [X]
Non-accelerated filer     [   ]       Smaller reporting company           [ ]
--------------------------------------------------------------------------------

                                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM
                                                              AGGREGATE OFFERING    PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE          PRICE PER            AGGREGATE           REGISTRATION
           TO BE REGISTERED                  REGISTERED            Security          OFFERING PRICE             FEE
---------------------------------------- -------------------- ------------------- --------------------- --------------------
Common Stock, no par value(1)                 4,587,157       $      0.20(5)      $     917,431.40      $       65.41
Common Stock Issuable Upon Exercise of
Series A Warrants, no par value(1)(2)         6,100,919(4)    $      0.2049(6)    $   1,250,000.28      $       89.13
Common Stock Issuable Upon Exercise of
Warrants, no par value(3)                       229,358       $      0.31(7)      $      71,100.98      $        5.07
---------------------------------------- -------------------- ------------------- --------------------- --------------------
TOTAL                                        10,917,434                           $   2,238,532.66      $      159.61
======================================== ==================== =================== ===================== ====================

     (1) The shares of Imaging3, Inc. common stock and shares of common stock issuable upon the exercise of outstanding warrants are being registered hereunder in accordance with the terms of that certain Securities Purchase Agreement, dated October 15, 2010, and related documents with Cranshire Capital, L.P. and Freestone Advantage Partners, L.P.

     (2) The shares of common stock, no par value per share of Imaging3, Inc., a California corporation, are issuable upon the exercise of outstanding warrants held by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P.

     (3)  The shares of common stock, no par value per share of Imaging3,  Inc.,
          a  California   corporation,   are  issuable   upon  the  exercise  of
          outstanding warrants held by Wharton Capital Partners, Ltd.

     (4) The number of shares of common stock issuable upon the exercise of the outstanding warrants held by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P. reflects the requirement that Imaging3 register a number of shares equal to 133% of the initial number of shares issuable upon exercise of the outstanding warrants held by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P. to cover potential adjustments that may be made pursuant to the anti dilution provisions contained in the outstanding warrants held by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P.

     (5) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based upon the last sale price of Imaging3's common stock on November 8, 2010 as reported on the OTC Bulletin Board.

     (6) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) of the Securities Act of 1933, as amended, based on the higher of (a) the exercise price of the outstanding warrants held by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P., as adjusted to reflect the potential for the application of the anti dilution provisions in the outstanding warrants held by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P., or (b) the offering price of securities of the same class.

     (7) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) of the Securities Act of 1933, as amended, based on the higher of (a) the exercise price of the outstanding warrants held by Wharton Capital Partners, Ltd. or (b) the offering price of securities of the same class.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MARCH 16, 2011

PRELIMINARY PROSPECTUS

                                10,917,434 SHARES

                                 IMAGING3, INC.

                                  Common Stock

         This prospectus covers 10,917,434 shares of the common stock, no par value of Imaging3, Inc., a California corporation, including 6,100,919 shares of Imaging3 common stock issuable upon the exercise of up to 6,100,919 warrants, which reflects 133% of the initial number of shares issuable upon exercise of those warrants to cover potential adjustments that may occur pursuant to the anti dilution provisions contained in those warrants, and 229,358 shares of Imaging3 common stock issuable upon the exercise of up to 229,358 warrants. The 229,358 warrants are owned by Wharton Capital Partners, Ltd. and the remaining warrants and 4,587,157 shares of Imaging3 common stock are owned by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P. This prospectus covers only the shares underlying the warrants and not the exercise of the warrants themselves. Although we will receive proceeds from the exercise of the warrants if they are exercised, we will not receive any of the proceeds from the sale of shares of our common stock by Cranshire Capital, L.P. and Freestone Advantage Partners, L.P.

         Our common stock is traded on the Over the Counter Bulletin Board under the symbol "IMGG." On January 25, 2011, the last reported sales price for our common stock as quoted on the Over the Counter Bulletin Board was $0.16 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE MAKING A DECISION TO PURCHASE SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY.............................................................3


RISK FACTORS...................................................................4


FORWARD LOOKING STATEMENTS.....................................................6


USE OF PROCEEDS................................................................7


DILUTION.......................................................................7


SELLING SECURITY HOLDERS.......................................................8


PLAN OF DISTRIBUTION..........................................................10


DESCRIPTION OF SECURITIES TO BE REGISTERED....................................11


INTERESTS OF NAMED EXPERTS AND COUNSEL........................................12


LEGAL MATTERS.................................................................12


EXPERTS.......................................................................12


ADDITIONAL INFORMATION........................................................12


INCORPORATION OF CERTAIN INFOMRATION BY REFERENCE.............................13


         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THIS PROSPECTUS, THE RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING TO INVEST IN OUR SECURITIES.

                                   OUR COMPANY

         We are the developer and owner of a patented medical technology that is designed to produce 3D medical diagnostic images in real time. Our technology is designed to cause 3D images to be instantly constructed using high-resolution fluoroscopy. These images can be used as real time references for any current or new medical procedures in which multiple frames of reference are required to perform medical procedures on or in the human body.

         A diagnostic medical imaging device built with our technology can perform several functions and can replace or supplement a number of exiting devices, resulting in considerable cost savings for hospitals and healthcare centers. These functions include:

     o    Perform real-time, 3D medical imaging;
     o Emulate a computerized tomography scanner (at a fraction of the capital cost); and
     o    Perform standard fluoroscopy.

         In addition to our proprietary technology, we are an established company with revenues and an industry reputation. We offer new, demonstration, remanufactured, refurbished, and pre-owned medical equipment systems in all price ranges from every major manufacturer including OEC, General Electric, ISI, Philips, Siemens, FluoroScan, XiScan and Ziehm. We supply full-size, compact, and mini C-arms. We also supply pain management tables, surgery tables, urology tables and vascular tables. Our management intends to use our base of operations and channels of distribution to launch our new medical imaging devices business, based on our breakthrough technology.

         Our business strategy is to: (1) continue to build our base of C-arm remanufacturing and service business, (2) develop medical diagnostic imaging devices, based on our Imaging3 Technology for the $5 billion medical imaging market, (3) obtain clearance from the United States Food and Drug Administration for the commercial sale and use of our technology, (4) sell our new medical diagnostic imaging devices directly to healthcare providers, as well as through channel partners and distributors, and (5) license our technology to other medical diagnostic imaging device manufacturers.

         We believe that most of our future revenue will come from the sale of medical imaging devices, based on our technology. Other revenues are expected to be derived from the licensing of our proprietary technology to other medical diagnostic imaging device manufacturers. The smallest portion of our future revenue is projected to come from the sale and service of C-arms.

                              CORPORATE INFORMATION

         Our executive offices are located at 3200 W. Valhalla Drive, Burbank, California 91505 and our telephone number is (818) 260-0930. Our Internet address is www.imaging3.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

         Please see the "Risk Factors" section commencing on page 4 for more information concerning the risks of investing in us.

                                  THE OFFERING

Common Stock Outstanding(1)        380,420,723 shares

Securities Offered(2)              Up to 9,403,672 shares of our common stock.

Use of Proceeds                    We would receive a maximum of  approximately
                                   $1,321,100 of capital from cash exercises of
                                   warrants.  All  proceeds  from the  warrants
                                   will be used to pay for costs of goods sold,
                                   payroll,   professional  fees,  advertising,
                                   sales   and   marketing   expenses,    rent,
                                   insurance,  and other fixed  costs,  and for
                                   general working capital. We will not receive
                                   any  of  the  proceeds   from  the  sale  of
                                   securities by selling security holders.

Risk Factors                       An investment in our common stock involves a
                                   high  degree of risk and  could  result in a
                                   loss  of  your  entire  investment.   Please
                                   carefully   consider   the  "Risk   Factors"
                                   beginning on page 4 of this prospectus.

Common Stock Outstanding
after Offering                     Up to 385,237,238 shares of our common stock.

---------------------------------
     (1)  Based on shares of common stock outstanding as of January 25, 2011.

     (2) The number of shares of common stock offered includes (a) 4,587,157 shares of our common stock that may be sold by selling security holders, (b) 4,587,157 shares that may be issued upon the exercise of 4,587,157 outstanding warrants with an exercise price of $0.2725 per share for a period of five years from the date of issuance (the "Series A Warrants"), and (c) 229,358 shares that may be issued upon the exercise of 229,358 outstanding warrants with an exercise price of $0.31 per share for a period of five years from the date of issuance. The figure on the table does NOT include any potential adjustments that may be made to the number of shares issuable upon the exercise of the warrants and the exercise prices of the warrants pursuant to the full-ratchet anti dilution provisions contained in the Series A Warrants.



                                  RISK FACTORS

         BEFORE YOU DECIDE WHETHER TO PURCHASE ANY OF OUR COMMON STOCK, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW AND UNDER THE HEADING "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS THE SAME MAY BE UPDATED FROM TIME TO TIME BY OUR FUTURE FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ADDITIONAL RISKS AND UNCERTAINTIES OF WHICH WE ARE UNAWARE OR THAT WE BELIEVE ARE NOT MATERIAL AT THE TIME COULD ALSO MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS. IN ANY CASE, THE VALUE OF OUR SECURITIES COULD DECLINE, AND YOU
COULD LOSE ALL OR PART OF YOUR INVESTMENT. FOR MORE INFORMATION, SEE THE SECTIONS ENTITLED "INCORPORATION BY REFERENCE" AND "FORWARD-LOOKING STATEMENTS" ELSEWHERE IN THIS PROSPECTUS.

         IF WE ARE REQUIRED BY THE FOOD AND DRUG ADMINISTRATION TO CONDUCT CLINICAL TRIALS FOR OUR 3D MEDICAL IMAGING TECHNOLOGY AND DEVICE, THE ADDITIONAL COST AND TIME INCURRED BEFORE WE RECEIVE APPROVAL FROM THE FOOD AND DRUG ADMINISTRATION FOR THE COMMERCIAL SALE AND USE OF OUR DEVICE COULD BE SUBSTANTIAL AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS. On October 28, 2010, we received a letter from the Food and Drug Administration, responding to our 501(k) application for clearance of our 3D medical imaging technology and device. In our application to the Food and Drug Administration, we stated that our medical device is substantially equivalent to devices marketed in interstate commerce prior to May 28, 1976 and therefore should be approved for commercial sale and use as a Class II device, without the necessity for clinical trials. The Food and Drug Administration responded by rejecting our position that our medical device is substantially equivalent to such prior devices, citing several deficiencies in our submission. We plan to refile our application to the Food and Drug Administration in the near future to again seek Class II approval, in which we will endeavor to address the deficiencies. We have engaged special outside professional counsel to assist us with the preparation and submission of our next filing with the Food and Drug Administration. While we disagree with the Food and Drug Administration's position and we plan to refile our application with additional information supporting our application for clearance, we cannot assure that such approval will be obtained or that we may not ultimately be required to file our application under Class III where clinical trials would be required, significantly delaying or preventing our device from being approved for commercial sale and use.

         OUR COMMON STOCK IS CURRENTLY A "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES. Our common stock is currently and may continue in the future to be subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stocks to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

         WE MAY NOT PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK. We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

         IF WE ISSUE ADDITIONAL SHARES OF OUR STOCK, SHAREHOLDERS WILL EXPERIENCE DILUTION IN THEIR OWNERSHIP OF US. We are authorized to issue up to 500,000,000 shares of common stock, no par value. The exercise of the warrants will cause additional dilution to the ownership interest of all existing shareholders in us. The Series A Warrants also have full-ratchet anti dilution provisions triggered if we sell shares at prices lower than the exercise prices contained therein, which would cause the number of shares issuable upon the exercise of the warrants to increase and the exercise prices of those warrants to decrease. We have the right to raise additional capital or incur borrowings from third parties to finance our business. The board of directors has the authority, without the consent of any of the shareholders, to cause us to issue more shares of our common stock. Consequently, the shareholders may experience more dilution in their ownership of us in the future. We may also issue net profits interests in Imaging3. The issuance of additional shares of capital stock or net profits interests by us would dilute the shareholders' ownership in us.

         OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

         OUR STOCK PRICE MAY BE VOLATILE. The market price of our common stock may be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

     o    changes in our industry;
     o    competitive pricing pressures;
     o    whether or not we can obtain adequate working capital;
     o government regulation and whether or not we can obtain the approval of the Food and Drug Administration for the commercial sale by us and use of the technology;
     o    additions or departures of key personnel;
     o sales of our common stock causing a decline in the public trading price of our common stock;
     o    whether or not we can execute our business plan;
     o    operating results that fall below expectations;
     o    loss of strategic relationships;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.


                           FORWARD LOOKING STATEMENTS

         Some  of the  statements  in  this  prospectus  and  in  the  documents incorporated herein by reference contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our ability to control or predict and that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

         Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Actual events or results may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

         The following factors, among others, could cause our and our industry's
future  results  to  differ   materially  from   historical   results  or  those
anticipated:

     o    adverse economic conditions;
     o    potential fluctuation in quarterly results;
     o    volatility or decline of our stock price;
     o    the possibility we may be unable to manage our growth;
     o    extensive competition;
     o    loss of members of our senior management;
     o    regulatory interpretations and changes;
     o failure to obtain Food and Drug Administration approval for our technology;
     o    our failure to earn revenues or profits;
     o inadequate capital and barriers to raising capital or to obtaining the financing needed to implement our business plans;
     o    changes in demand our products and services;
     o    rapid and significant changes in technology and markets;
     o    litigation  with or legal claims and  allegations by outside  parties;
          and
     o    insufficient revenues to cover operating costs.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

         You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                 USE OF PROCEEDS

         We will not receive the proceeds of any sales of shares of our common stock by selling security holders. If selling security holders exercise their warrants for cash in order to sell shares of our common stock under this prospectus, we will receive the proceeds of the exercise of the warrants. If all of the warrants are exercised for cash, we would receive gross proceeds of approximately $1,321,100. Imaging3 proposes to expend these proceeds approximately as follows:

                                                       100% OF
         USE OF PROCEEDS                           PROCEEDS(1)   75% OF PROCEEDS(2)    50% OF PROCEEDS(3)  25% OF PROCEEDS(4)
         ------------------------------------ ----------------- -------------------- --------------------- -------------------
         COST OF GOODS SOLD                            502,018              376,514               251,009             125,505
         GENERAL VARIABLE EXPENSES
              Advertising                               26,422               19,817                13,211               6,606
              Payroll                                  224,587              168,440               112,294              56,147
              Payroll Taxes & Benefits                  92,477               69,357                46,239              23,119
              Product Sales Commissions                 52,844               39,633                26,422              13,211
              General Professional Fees                 26,422               19,817                13,211               6,606
              Operating Supplies                         2,378                1,783                 1,189                 594
              Travel                                     7,927                5,459                 3,963               1,982
              Communications                            26,422               18,197                13,211               6,606
              Legal Fees                                11,890                8,188                 5,945               2,972
              Maintenance Repairs                        3,963                2,729                 1,982                 991
              Office Supplies                            2,510                1,728                 1,255                 628
         OTHER OPERATING EXPENSES                        3,831                2,638                 1,916                 958
         SALES & MARKETING EXPENSES                     22,459               15,467                11,229               5,615
         FIXED EXPENSES
              Licenses & Permits                           350                   54                    40                  20
              Rent                                      52,844               36,393                26,422              13,211
              Insurance                                 92,447               63,687                46,239              23,119
              Other                                      5,284                3,639                 2,642               1,321
         WORKING CAPITAL                               164,025              137,285                82,131              41,064
         ------------------------------------ ----------------- -------------------- --------------------- -------------------
         Total Planned Expenses                     $1,321,100             $990,825              $660,550            $330,275
---------------------

     (1)  Assumes all warrants are exercised for cash.

     (2)  Assumes 75% of total potential warrant proceeds are received by us.

     (3)  Assumes 50% of total potential warrant proceeds are received by us.

     (4)  Assumes 25% of total potential warrant proceeds are received by us.

         We believe the net proceeds we may receive pursuant to cash exercises of the warrants, will be sufficient to fund our operations for approximately two years, assuming all of the warrants are exercised for cash and the proceeds are applied as outlined in the table. Revenues, if any, will extend the period over which the net proceeds from the exercise of the warrants will sustain our operations. We intend to use the net proceeds from cash exercises of the warrants as and when received and accepted. Our board of directors reserves the right to reallocate the use of proceeds, if, in its judgment, such reallocation will best serve our needs in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds will be invested in certificates of deposit, treasury bills, and similar short term, liquid investments with substantial safety of principal.


                                    DILUTION

         The difference between the blended exercise price per share of common stock of the warrants and the as adjusted pro forma net tangible book value per share of common stock after the exercise of the warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

         As of December 31, 2010, the net tangible book value of Imaging3 was ($4,876,154) or approximately ($0.013) per share of common stock. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after December 31, 2010, other than to give effect to the exercise of 4,587,157 warrants at an exercise price of $0.2725 per share and the exercise of 229,358 warrants at an exercise price of $0.31 per share, the net tangible book value at December 31, 2010, would have been ($3,555,053) or approximately ($0.009) per share. As of December 31, 2010, the net tangible book value per share of common stock owned by Imaging3's current stockholders would have increased by approximately $0.004 without any additional investment on their part and the purchasers of common stock will incur a blended average immediate dilution of approximately $0.2642 per share from the exercise price. Holders of common stock may be subjected to additional dilution if any additional securities are issued as compensation or to raise additional capital. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering:

Blended exercise price per share(1) .....................................$0.2552
Net tangible book value per share as of December 31, 2010...............($0.013)
Increase per share attributable to this exercise of warrants.............$0.004
Net tangible book value after exercise..................................($0.009)
Dilution per share to new investors .....................................$0.2642

-------------------------
(1) Assumes that all 4,816,515 warrants are exercised, but does not include any potential adjustments that may be made to the number of shares issuable upon the exercise of certain warrants and the exercise prices of certain warrants pursuant to the anti dilution provisions contained in those warrants.

                            SELLING SECURITY HOLDERS

         The shares of common stock being offered by selling security holders are those that have been issued to selling security holders and those that are issuable to selling security holders upon exercise of the warrants. We are registering the shares of our common stock in order to permit selling security holders to offer the shares for resale from time to time. Except for the ownership of the common stock and the warrants issued pursuant to the Securities Purchase Agreement, selling security holders have not had any material relationship with us within the past three years.

         The  table  below  lists  the  selling   security   holders  and  other
information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of our common stock held by each of the selling security holders. The second column lists the number of shares of our common stock beneficially owned by the selling security holders, based on their respective ownership of shares of our common stock and warrants, as of November 8, 2010, assuming exercise of the warrants held by each such selling security holder on that date but taking account of any limitations on exercise set forth therein.

         The third column lists the shares of our common stock being offered by this prospectus by the selling security holders and does not take into account any limitations on exercise of the warrants set forth therein.

         In accordance with the terms of a registration rights agreement with the holders of the shares of our common stock and certain warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling security holders and (ii) 133% of the maximum number of shares of our common stock issuable upon exercise of the warrants determined as if the outstanding warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission. Because the exercise price of the warrants may be adjusted, the number of shares of our common stock that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares of our common stock offered by the selling security holders pursuant to this prospectus.

         In the event the registration statement covering the shares of common stock and shares of common stock underlying the warrants is not declared effective by the SEC on or before February 14, 2011 or its effectiveness is not maintained by us after it is declared effective, we would be required to pay Cranshire Capital, L.P. and Freestone Advantage Partners, L.P. an amount in cash equal to two (2%) percent of the investment amount (i.e. approximately $1,000,000) immediately upon the absence of effectiveness and every thirty (30) day anniversary after such date.

         Under the terms of certain of the warrants, a selling security holder may not exercise those warrants to the extent (but only to the extent) such selling security holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.9%. The number of shares in the second column reflects these limitations. The selling security holders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

                                                                          MAXIMUM NUMBER OF       NUMBER OF SHARES OF
                                              NUMBER OF SHARES OF      SHARES OF COMMON STOCK      COMMON STOCK OWNED
                                               COMMON STOCK OWNED      TO BE SOLD PURSUANT TO            AFTER
NAME OF SELLING STOCKHOLDER                 PRIOR TO OFFERING(1)(2)     THIS PROSPECTUS(1)(2)      OFFERING(1)(2)(3)
------------------------------------------- ------------------------- -------------------------- -----------------------
Cranshire Capital, L.P. (4)                       4,518,349               10,527,753 (6)                   0
Freestone Advantage Partners, L.P. (5)               68,808                  160,323 (7)                   0
Wharton Capital Partners, Ltd.                         0                     229,358 (8)                   0
------------------------------------

     (1) Except as set forth in footnote (2) below, beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The persons named in the table above have sole voting and investment power with respect to all Shares of common stock shown as beneficially owned by them.

     (2) Some of these shares may have been sold by the selling security holder prior to the date of this registration statement.

     (3)  Assumes all shares offered hereby are sold in the offering.

     (4) Downsview Capital, Inc. is the general partner of Cranshire Capital, L.P. and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares owned by Cranshire which are covered by this prospectus.

     (5) Downsview Capital, Inc. is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.

     (6) Includes 6,009,404 shares of Imaging3 common stock issuable upon the exercise of the Series A Warrants held by Cranshire Capital, L.P., adjusted by 133% in accordance with the terms of a registration rights agreement made by us with Cranshire Capital, L.P. with respect to those warrants. Cranshire Capital, L.P. also owns 4,518,349 warrants to purchase 4,518,349 shares at an exercise price of $0.218 per share for a period of up to 18 months from the date of issuance (the "Series B Warrants") and 4,518,349 warrants to purchase 4,518,349 shares at an exercise price of $0.2725 per share for a period of five years from the date of issuance, but only to the extent that the Series B Warrants are exercised and only in the same percentage that the Series B Warrants are exercised (the "Series C Warrants"). The common stock issuable upon the exercise of these Series B Warrants and Series C
          Warrants are not being registered pursuant to this registration statement.

     (7) Includes 91,515 shares of Imaging3 common stock issuable upon the exercise of the Series A Warrants held by Freestone Advantage Partners, L.P., adjusted by 133% in accordance with the terms of a registration rights agreement made by us with Freestone Advantage
          Partners, L.P. with respect to those warrants. Freestone Advantage Partners, L.P. also owns 91,515 Series B Warrants and 91,515 Series C Warrants. The common stock issuable upon the exercise of these Series B Warrants and Series C Warrants are not being registered pursuant to this registration statement.

     (8) Includes 229,358 shares Imaging3 common stock issuable upon the exercise of warrants held by Wharton Capital Partners, Ltd.

         All the shares of our common stock offered by this prospectus are being offered for the account of the selling security holders. Accordingly, we will not receive any proceeds of any sales, but will receive the exercise price of any warrants exercised for cash by selling security holders. Any proceeds received from the exercise of warrants will be used for working capital and general corporate purposes. See "Use of Proceeds."


                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock issued to the selling security holders and issuable upon exercise of the warrants to permit the resale of these shares of our common stock by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

         The selling security holders may sell all or a portion of the shares of our common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

     o on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
     o    in the over-the-counter market;
     o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
     o through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o short sales made after the date this registration statement is declared effective by the SEC;
     o broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

         Selling security holders may also sell the shares of our common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, selling security holders may transfer the shares of our common stock by other means not described in this prospectus. If selling security holders effect such transactions by selling the shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. Selling security holders may also sell the shares of our common stock short and deliver the shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Selling security holders may also loan or pledge the shares of our common stock to broker-dealers that in turn may sell such shares.

         Selling security holders may pledge or grant a security interest in some or all of the warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Selling security holders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

         Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling security holder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

         Selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

         We will pay all expenses of the registration of the shares of our common stock pursuant to the registration rights agreement, estimated to be $35,159.61 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by a selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

         Once sold under the registration statement, of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

         GENERAL. The authorized capital stock of Imaging3 consists of 500,000,000 shares of common stock, no par value per share, and no shares of preferred stock. On January 25, 2011, we had 380,420,723 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

         COMMON STOCK. All outstanding shares of common stock are, and the shares to be issued as contemplated herein will be, fully paid and nonassessable. As a class, holders of the common stock are entitled to one vote per share in all matters to be voted upon by the stockholders. Holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. Holders of common stock are entitled to receive such dividends when and as declared by the board of directors out of the surplus or net profits of Imaging3 legally available therefore, equally, on a share for share basis. We do not anticipate paying dividends in the near future. In the event of a liquidation, dissolution or winding-up of Imaging3, the holders of common stock are entitled to share equally, on a share for share basis, in all assets remaining after payment of liabilities, subject to the prior distribution rights of any other classes or series of capital stock then outstanding. The common stock has no preemptive rights and is neither redeemable nor convertible, and there are no sinking fund provisions. As of January 25, 2011, our 380,420,723 shares of common stock outstanding were held by approximately 334 stockholders of record, not including shares held in securities brokerage accounts.

         WARRANTS. As of November 8, 2010, there were approximately (i) 4,587,157 Series A Warrants, which are immediately exercisable for a period of five years into 4,587,157 shares of common stock at $0.2725 per share, (ii) 4,587,157 Series B Warrants, which are immediately exercisable for a period of up to 18 months into 4,587,157 shares of common stock at $0.218 per share, (iii) 4,587,157 Series C Warrants, which are exercisable for a period of five years, but only to the extent that the Series B Warrants are exercised and only in the same percentage that the Series B Warrants are exercised, into 4,587,157 shares of common stock at $0.2725 per share, and (iv) 229,358 warrants, which are immediately exercisable for a period of five years into 229,358 shares of common stock at $0.31 per share. Each warrant contains customary adjustments for corporate events such as reorganizations, stock splits and dividends, and the exercise prices of all Series A, Series B, and Series C Warrants are subject to full-ratchet anti-dilution adjustments in the event of additional issuances of common stock below the exercise price then in effect. They may be exercised on a cashless basis except the 229,358 warrants described above in subparagraph (iv).


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No named  expert or  counsel  was  hired on a  contingent  basis,  will
receive  a  direct  or  indirect   interest  in  Imaging3  or  was  a  promoter,
underwriter, voting trustee, director, officer, or employee of Imaging3.


                                  LEGAL MATTERS

         Richardson & Associates, special counsel to Imaging3, has given its opinion to us as to certain legal matters relating to the validity of the securities to be issued by us and offered by the selling security holders by this prospectus. Selling security holders and any underwriters will be advised about the other issues relating to any offering by their own respective legal counsel.

                                     EXPERTS

         M&K CPAS, PLLC, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2009 and December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on M&K CPAS, PLLC's report, given on their authority as experts in accounting and auditing.

         The financial statements and schedule for the year ended December 31, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Kabani & Company, Inc., Certified Public Accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed by us with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains our Form S-3 registration statement and the other registration statements, reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Imaging3.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with it into our registration statement on Form S-3 of which this prospectus is a part, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

         We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

     o our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 16, 2011;

     o our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 10, 2010, for the fiscal quarter ended June 30, 2010, filed with the SEC on August 5, 2010, and for the fiscal quarter ended September 30, 2010, filed with the SEC on November 5, 2010;

     o    our Report on Form 8-A filed with the SEC on December 7, 2010;

     o our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 2, 2011, January 25, 2011, January 4, 2011, November 17, 2010, November 1, 2010, October 21, 2010, October 5, 2010, and August 30, 2010; and

     o all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2008.

         You may obtain a copy of these filings at no cost by writing or by telephoning us at the following address or telephone number:

                Xavier Aguilera, Executive Vice President,
                Chief Financial Officer, and Corporate Secretary
                Imaging3, Inc.
                3200 W. Valhalla Drive
                Burbank, California 91505
                Telephone: (818) 260-0930

         In addition, all documents filed by Imaging3 pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement and prior to effectiveness of the registration statement (except that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K) are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the offer of the common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee........................................... $      159.61
Legal fees and expenses........................................     20,000.00
Accounting fees and expenses...................................      7,500.00
Transfer agent and registrar fees and expenses.................      2,500.00
Miscellaneous fees and expenses................................      5,000.00
--------------------------------------------------------------- ---------------
          Total................................................     35,159.61(1)
--------------------------------------------------------------- ---------------

(1) Does not include costs incurred in connection with the initial private placement of the shares and warrants.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The California General Corporation Law and our bylaws provide that a director of Imaging3 will have no personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director except (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or our shareholders, or (vi) for an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Our bylaws and the California General Corporation Law contain comprehensive provisions for indemnification of directors, officers and agents of California corporations against expenses, judgments, fines and settlements in connection with litigation. We have a policy of providing indemnification for our executive officers, directors and members of our committees, within the scope of the California General Corporation Law. We have entered into indemnification agreements with our executive officers, directors and committee members. Under the California General Corporation Law, other than an action brought by or in the right of Imaging3, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. In actions brought by or in our right, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. No indemnification may be made, however, in respect of any claim, issue or matter as to which such person is adjudged to be liable to us unless and only to the extent that the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action. Our articles of incorporation, as amended, provide for indemnification of our directors and officers against liabilities to the maximum extent provided by California law.

         We maintain insurance to protect officers and directors from certain liabilities, including liabilities against which we cannot indemnify our directors and officers.

         Insofar as an indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                     -II-1-

ITEM 16. EXHIBITS

 EXHIBIT  DESCRIPTION
--------  ----------------------------------------------------------------------
     4.1 Securities Purchase Agreement by and between Imaging3, Inc., Cranshire Capital, L.P., and Freestone Advantage Partners, L.P., dated October 4, 2010(1)
     4.2  Series A  Warrant,  dated  October  15,  2010 for  Cranshire  Capital,
          L.P.(2)
     4.3 Series A Warrant, dated October 15, 2010 for Freestone Advantage Partners, L.P.(2)
     4.4  Series B  Warrant,  dated  October  15,  2010 for  Cranshire  Capital,
          L.P.(2)
     4.5 Series B Warrant, dated October 15, 2010 for Freestone Advantage Partners, L.P.(2)
     4.6  Series C  Warrant,  dated  October  15,  2010 for  Cranshire  Capital,
          L.P.(2)
     4.7 Series C Warrant, dated October 15, 2010 for Freestone Advantage Partners, L.P.(2)
     4.8 Registration Rights Agreement entered into by Imaging3, Inc., Cranshire Capital, L.P. and Freestone Advantage Partners, L.P., dated October 15, 2010(2)
     4.9  Warrant, dated October 15, 2010 for Wharton Capital Partners, Ltd.(3)
     5.1 Opinion of Richardson & Associates as to the legality of the securities being registered

     23.1 Consent of M&K CPAS, PLLC, Certified Public Accountants
     23.2 Consent of Kabani & Company, Inc., Certified Public Accountants
     24.1 Power of Attorney (contained on Page II-4, hereof.)

------------------------------------
     (1) Incorporated by reference from the exhibits included with our Report on Form 8K filed with the SEC on October 5, 2010.

     (2) Incorporated by reference from the exhibits included with our Report on Form 8K filed with the SEC on October 21, 2010.

     (3) Previously filed as an exhibit to our registration statement on Form S-3 (File No. 333-170567).

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

         (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)  To  include   any   additional   or  changed   material
information on the plan of distribution.

         (2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                                     -II-2-

                  (i)  Any   preliminary   prospectus   or   prospectus  of  the
undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) That, for the purpose of determining liability under the Securities Act to any purchaser:

         (1) If the registrant is relying on Rule 430B:

                  (i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (2) If the registrant is subject to Rule 430C,

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


                                     -II-3-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 16, 2011.


                     IMAGING3, INC.



                     By:/s/Dean Janes
                        -------------------------------------------------
                         Dean Janes, Chairman, Chief Executive Officer, President, and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean Janes, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                               DATE
--------------------------------------------------------------------------------

/s/ Dean Janes          Chairman and Chief Executive Officer      March 16, 2011
----------------------  (Principal Executive Officer)
Dean Janes


/s/ Xavier Aguilera     Director, Chief Financial Officer,        March 16, 2011
----------------------  Executive Vice President, and Secretary
Xavier Aguilera         (Principal Financial and Accounting
                        Officer)















                                     -II-4-